UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2009

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendments to Retention Agreements.

Marchex, Inc. (“Marchex” or the “Company”) previously entered into retention agreements with each of Messrs. Arends, Caldwell and Christothoulou in October of 2006 as part of the Compensation Committee’s review of long term incentives and annual compensation for its executive officers. On May 8, 2009, the Company entered into amendments to each of such retention agreements (collectively, the “Retention Agreement Amendments”) in order to bring those agreements into documentary compliance with Section 409A of the Internal Revenue Code of 1986, as amended and the treasury regulations promulgated thereafter (collectively, “Section 409A”). The Retention Agreement Amendments do not generally affect the scope or amount of benefits that such executive would receive under the existing retention agreements.

The above summary is qualified in its entirety by reference to the Company’s form of retention agreement amendment, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

Officer Retention Agreement.

On May 8, 2009, the Company entered into a retention agreement pursuant to the Company’s standard form revised to include the amendments referred to above with Matthew Berk (the “Berk Retention Agreement”) in connection with Berk’s designation as an “Officer” of Marchex for the purposes of Section 16 of the Securities and Exchange Act of 1934 Act (the “1934 Act”) and an “executive officer” of Marchex for the purposes of Rule 3b-7 of the 1934 Act. The Berk Retention Agreement provides for the following termination payment in the event of a Change of Control (as defined in such agreement): lump sum severance payment payable in cash equal to two (2) times the product of the Berk’s Annual Salary (as defined in such agreement) plus the greater of the aggregate amount of any bonuses paid to or earned by Berk with respect to the Company’s immediately prior fiscal year or Berk’s pro rata portion of the aggregate bonus pool under the Incentive Plan (as defined in such agreement) for the then current fiscal year assuming achievement under the Incentive Plan of the maximum performance targets for such fiscal year.

The above summary is qualified in its entirety by reference to the Company’s revised form of retention agreement, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

Amendments to Restricted Stock Agreements.

The Company previously entered into restricted stock agreements effective January 1, 2007 with each of Messrs. Arends, Caldwell, Christothoulou, Horowitz and Keister as part of the Compensation Committee’s review of long term incentives and annual compensation for its executive officers. On May 8, 2009, the Company entered into amendments to each of such restricted stock agreements (collectively, the “Restricted Stock Agreement Amendments”) in order to bring those agreements into documentary compliance with Section 409A. The Restricted Stock Agreement Amendments do not generally affect the scope or amount of benefits that such executive would receive under the existing restricted stock agreements.

The above summary is qualified in its entirety by reference to the Company’s form of restricted stock agreement amendment, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

Amendment to Executive Employment Agreement.

On May 8, 2009, the Company entered into an amendment to Michael Arends’ Executive Employment Agreement (the “Arends Employment Agreement Amendment”) in order to bring such agreement into documentary compliance with Section 409A. The Arends Employment Agreement Amendment does not generally affect the scope or amount of benefits that Mr. Arends would receive under his existing employment agreement.

The above summary is qualified in its entirety by reference to the Arends Employment Agreement Amendment, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

Officer Restricted Stock Grant.

On May 8, 2009, in consideration of his services as the Company’s chief operating officer, the Compensation Committee of the Company granted Peter Christothoulou a restricted stock award under Marchex’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”) to purchase an aggregate of 325,000 shares of the Company’s Class B common stock at an exercise price of $0.01 per share. The restricted stock shall be issued pursuant to the Company’s standard form of executive restricted stock agreement revised to include the amendments referred to above with 25% of the total shares vesting on each of the first, second, third and fourth anniversaries, respectively, of the grant date assuming continued employment for such period and with vesting in full of all such restricted shares in the event of a Change of Control (as defined in such restricted stock agreement).

The above summary is qualified in its entirety by reference to the Company’s revised form of executive restricted stock agreement, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

Non-Employee Director Restricted Stock Grants.

On May 8, 2009, in connection with the election of directors at the Company’s 2009 annual stockholder’s meeting, the Company granted an aggregate of 28,600 restricted shares of Class B common stock under Marchex’s Plan to the Company’s non-employee directors as compensation for their annual board and committee service at a purchase price of $0.01 per share. The restricted stock shall be issued pursuant to the Company’s standard form of director restricted stock agreement with 100% of the shares vested one (1) year from grant date assuming continued service on the board for such period and with accelerated vesting in full of all such restricted shares in the event of a Change of Control (as defined in such restricted stock agreements).

The above summary is qualified in its entirety by reference to the Company’s form of director restricted stock agreement, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2009	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer